TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of March 29, 2013, between FERRO PFANSTIEHL LABORATORIES, INC. (the “Seller”), and FERRO CORPORATION (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in, or by reference in, the Purchase Agreement (as defined below).

PRELIMINARY STATEMENT

WHEREAS, the Purchaser and the Seller are parties to that certain Purchase Agreement, dated as of June 2, 2009 (as amended, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”);

WHEREAS, concurrently herewith, the Purchaser and Ferro Finance Corporation (the “SPE”) are entering into that certain Assignment Agreement, with the Agent, Market Street and PNC Bank, National Association, as LC Bank (the “Assignment Agreement”), dated as of the date hereof;

WHEREAS, concurrently herewith, the Purchaser, the SPE, PNC Bank, National Association, as agent (in such capacity, the “Agent”), and as issuer of letters of credit, and Market Street Funding LLC (“Market Street”) are entering into that certain Second Amendment to Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement Amendment”), dated as of the date hereof; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Assignment Agreement and the Receivables Purchase Agreement Amendment, the parties hereto desire to terminate the Purchase Agreement and the Deferred Purchase Price Note issued by the Purchaser in favor of the Seller (the “Subject Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of the Purchase Agreement and the Subject Note. After giving effect to the reduction of the outstanding principal balance thereof pursuant to the Assignment Agreement of even date herewith between Seller and Purchaser, and notwithstanding anything to the contrary in the Purchase Agreement, the Subject Note or any other Transaction Document, no further rights or obligations shall exist under the Purchase Agreement or the Subject Note and both the Purchase Agreement and the Subject Note shall be terminated in their entirety and shall be of no further force or effect (subject to, in each case, the survival of all provisions thereof which by their terms expressly survive the termination of the Purchase Agreement or the Subject Note).

2. Authorization to File Termination Statement or Financing Statement Amendment. Upon the effectiveness of this Agreement, the Agent and the Purchaser hereby authorizes the Seller (or any other Person on its behalf) to file (at the expense of the Seller) a UCC-3 financing statement amendment, in form and substance satisfactory to the Agent, terminating or assigning the UCC-1 financing statement identified on Exhibit A hereto.

3. Waiver. Each of the parties hereto hereby expressly waives any notice or other requirements set forth in the Purchase Agreement, the Subject Note or any other Transaction Document (other than any notice or other requirement set forth herein) as a prerequisite or condition precedent to the terms set forth herein.

4. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the date hereof (i) concurrently with effectiveness of the Receivables Purchase Agreement Amendment and (ii) upon receipt by the Agent of (a) counterparts of this Agreement duly executed by each of the parties hereto, in form and substance satisfactory to the Agent, and (b) evidence of the cancellation of the Subject Note.

5. Representations and Warranties. Each of the Purchaser and the Seller hereby represents and warrants to the Agent and the other parties hereto as follows:

(a) Enforceability. The execution and delivery by such Person of this Agreement, and the performance of each of its obligations under this Agreement, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement is such Person’s valid and legally binding obligation, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) No Default. Both before and immediately after giving effect to this Agreement and the transactions contemplated hereby and after giving effect to the consent set forth in Section 4 of the Receivables Purchase Agreement Amendment, no Event of Termination or Incipient Event of Termination exists or shall exist.

(c) Subject Note. The Seller has (i) received payment in full of all amounts, if any, that were outstanding under the Subject Note, (ii) as of the date hereof, after giving effect to any such payment, no amounts are outstanding under the Subject Note and (iii) the Seller has not assigned any of its rights under the Subject Note to any Person.

6. Further Assurances. Each of the Purchaser and the Seller shall cooperate with, and take such action as may be reasonably requested by, the Agent or any other party hereto in order to carry out the provisions and purposes of this Agreement, generally, and the transactions contemplated hereby.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9. Headings. The section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

10. Third Party Beneficiaries. The Agent, the LC Bank and Market Street are intended third party beneficiaries of this Agreement and shall have the right to rely on the terms of this Agreement and enforce the provisions hereof.

11. Waivers and Amendments. This Agreement shall not be waived, amended or otherwise modified except in writing, duly executed by each of the parties hereto with the prior written consent of the Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day first above written.

FERRO PFANSTIEHL LABORATORIES, INC.

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

FERRO CORPORATION

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION,

as Agent

By:	/s/ Mark S. Falcione

Name:	Mark S. Falcione

Title: Executive Vice President

Exhibit A

UCC-1 FINANCING STATEMENT TO BE TERMINATED OR ASSIGNED

Debtor	Filing Office	Identification Number	Filing Date

Ferro Pfanstiehl Laboratories, Inc.	Delaware	2009 1742581	June 2, 2009